UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	Not Applicable
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or		Identification No.)
Organization)

Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibit is submitted as part of this report:

99.1. Presentation to be made by the Registrant on December 3, 2003 at The 12th Annual Bermuda Angle Conference at the Boca Raton Resort & Club in Boca Raton, Florida

Item 9. Regulation FD Disclosure.

On December 3, 2003, Montpelier Re Holdings Ltd. executives will present at The 12th Annual Bermuda Angle Conference at the Boca Raton Resort & Club in Boca Raton, Florida. The presentation is attached as Exhibit 99.1 and can also be heard via a live webcast from approximately 10:45am - 11:45am ET on Wednesday, December 3rd, 2003, as well as via an archived version until December 16th, 2003 on the Investor Information section of the Registrant’s website: www.montpelierre.bm

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

(Registrant)

December 2, 2003	By: /s/ Neil McConachie

Date	Name: Neil McConachie
Title: Treasurer and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description

99.1	Presentation to be made by the Registrant on December 3, 2003 at The 12th Annual Bermuda Angle Conference at the Boca Raton Resort & Club in Boca Raton, Florida.